UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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REPUBLIC FIRST BANCORP, INC.
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News Release
Republic First Bancorp, Inc.
April 26, 2010

REPUBLIC FIRST BANCORP, INC. FILES S-1 REGISTRATION STATEMENT

Philadelphia, PA, April 26, 2010 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic First Bank, today announced that it has filed a registration statement for a proposed underwritten public offering of up to $40 million of its common stock with the Securities and Exchange Commission on Form S-1.  Sandler O’Neill + Partners, L.P. will be the lead underwriter for the proposed securities offering.

Republic First Bancorp, Inc. offers a variety of retail and commercial banking services to individuals and businesses throughout the Greater Philadelphia and Southern New Jersey area through Republic First Bank, from eleven store locations in Philadelphia, Montgomery and Delaware Counties in Pennsylvania, and one in Camden County, New Jersey.  The company intends for the bank to use the proceeds from the proposed securities offering for general corporate purposes, including implementing the bank’s retail and rebranding strategies, and improving its branches and adding branch locations.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

The offering will be made only by means of a prospectus. An electronic copy of the prospectus is included in the registration statement and available on the web site of the Securities and Exchange Commission at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000834285.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Republic First Bank

Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. These risks and uncertainties include the risk that the registration statement never becomes effective and we are not able to conduct any offering of securities in connection with the registration statement, as well as other risk factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422